EXHIBIT 24

LIMITED POWER OF ATTORNEY
FOR
DT MIDSTREAM, INC.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Wendy Ellis, Andrew T. Hayner and Christine E. Kaliszuk, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or stockholder of DT Midstream, Inc. (the “Company”), Forms ID, 3, 4,  5, and 144 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Rule 144 under the Securities Act of 1933, as amended;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, or 144 or amendment thereto and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority;

(3)
take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the SEC utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(4)
act as an account administrator for the undersigned’s EDGAR account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (d) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(5)
cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;

(6)
obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to such attorney-in-fact; and

(7)
take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of September, 2026.

Signature:	/s/ Garrett Mehl

Print Name:	Garrett Mehl

NOTARIZATION

State of Michigan

County of Wayne

This Power of Attorney was acknowledged before me on this September 3, 2026 by Garrett Mehl.

Notary Public Signature:	/s/ Dianne M. Gilin

Notary Public Printed Name:	Dianne M. Gilin

Notary Public, State of Michigan, County of:	Macomb

My Commission Expires:	2-5-2029

Acting in the County of:	Wayne